UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2018 (May 24, 2018)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Debt Refinancing

On May 24, 2018, LogicMark, LLC (“LogicMark”), a wholly owned subsidiary of Nxt-ID, Inc. (the “Company”), and Sagard Holdings Manager LP, as administrative agent and collateral agent for the lenders party to the Credit Agreement (collectively, the “Lender”), entered into a Senior Secured Credit Agreement (the “Credit Agreement”), whereby the Lender extended a term loan (the “Term Loan”) to LogicMark in the principal amount of $16,000,000 (the “Debt Financing”). The maturity date of the Term Loan is May 24, 2023. The outstanding principal amount of the Term Loan bears interest at a rate of LIBOR, adjusted monthly, plus 9.5% per annum. Capitalized terms, not otherwise defined in this Report shall have their respective meanings ascribed to them in the Credit Agreement or, as applicable, the referenced agreement.

The Credit Agreement contains customary covenants, including a covenant that (a) LogicMark shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with June 30, 2018, to be less than the correlative ratio indicated, which correlative ratio is initially 3.00 : 1:00 for the Fiscal Quarter beginning June 30, 2018 and increasing by .25 annual increments for each Fiscal Quarter until March 31, 2021 and thereafter, the correlative ratio is 4.00 : 1.00, and (b) LogicMark shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with June 30, 2018, to exceed the correlative ratio indicated which correlative ratio is initially 2.60 : 1:00 for the Fiscal Quarter beginning June 30, 2018 and decreasing by various annual increments until for each Fiscal Quarter until March 31, 2021 and thereafter, the correlative ratio is 2.00 : 1.00.

The performance of LogicMark under the Credit Agreement is secured by: (a) a senior lien granted pursuant to a Security Agreement on all of the assets of LogicMark, the Company, and 3D-ID, LLC and Fit-Pay, Inc., the Company’s subsidiaries; (b) a senior lien granted pursuant to an Intellectual Property Security Agreement on all of the intellectual property assets of the foregoing companies; and (c) a pledge of the Pledged Securities of the foregoing companies pursuant to a Securities Pledge Agreement. The performance of LogicMark is guaranteed pursuant to a guaranty under a Guaranty Agreement by the Company, 3D-ID, LLC and Fit-Pay, Inc.

The foregoing description of the Credit Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Securities Pledge Agreement, and the Guaranty Agreement, are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this Report, which are incorporated by reference herein.

Warrants and Registration Rights

In addition to entering into the Credit Agreement, the Company issued two Common Stock Purchase Warrants to the Lender. Each Warrant is exercisable for an aggregate of 244,081 shares of the Company’s Common Stock. Each Warrant will be exercisable beginning on May 24, 2018, and will be exercisable for a period of five years. The exercise price per Warrant Share, is $3.90 for the first Warrant and $4.88 for the second Warrant. The exercise price and the amount of shares of the Company’s common stock issuable upon exercise of each Warrant is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.  The foregoing description of the Warrants is qualified in its entirety by reference to the provisions of the form Common Stock Purchase Warrant filed as Exhibit 4.1 to this Report, which is incorporated by reference herein.

Each Warrant contains a covenant to register pursuant to which the Company covenants that within 90 days of May 24, 2018, at the Company’s sole cost and expense, it will file or cause to be filed a Registration Statement covering the sale or resale of the Warrant Shares, and will promptly provide confirmation of such registration to the Holder. To the extent a legal opinion is required in connection therewith, such opinion shall be obtained by the Company at the Company’s expense. In no event shall the Company be responsible for any broker or similar commissions of any Holder or any legal fees or other costs of the Holder.

A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital Inc., served as the Placement Agent for the Company.

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Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance of the Warrants were made in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated under the Securities Act.

Item 8.01     Other Events

On May 29, 2018, the Company issued a press release (the “Press Release”) announcing the Debt Refinancing. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	Senior Secured Credit Agreement, dated May 24, 2018
10.2	Security Agreement, dated May 24, 2018
10.3	Intellectual Property Security Agreement, dated May 24, 2018
10.4	Pledge Agreement, dated May 24, 2018
10.5	Guaranty, dated May 24, 2018
99.1	Press Release, dated May 29, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2018	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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